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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               Calgene II, Inc.
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            (Exact name of registrant as specified in its charter)


           Delaware                                         68-0369863
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    (State of incorporation                                (IRS Employer
        or organization)                                Identification No.)


   1920 Fifth Street, Davis, California                       95616
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 (Address of principal executive offices)                   (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:


                                     None


Securities to be registered pursuant to Section 12(g) of the Act:


                         Common Stock, par value $.001
                         -----------------------------
                               (Title of class)

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Item 1:  Description of Registrant's Securities to be Registered.
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     The description under the heading "Description of Newco Capital Stock"
relating to the Registrant's Common Stock, $.001 par value per share, in the Prospectus included in the Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on February 6, 1996 (the "Registration Statement on Form S-4"), Registration No. 33-00739, is incorporated herein by reference.

Item 2:  Exhibits
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     The following exhibits are filed herewith (or incorporated by reference as indicated below):

     1. Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4).

     2. By-Laws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4).

     3. Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4).

     4. Stockholders Agreement between the Registrant and Monsanto Company (incorporated by reference to Annex B to the Prospectus included in the Registration Statement on Form S-4).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       CALGENE II, INC.



                                       By: /s/ Roger H. Salquist
                                           --------------------------
                                           Roger H. Salquist
                                           President and
                                            Chief Executive Officer


Date:  March 26, 1996

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